Exhibit 10.1
AMENDMENT NO. 4
TO
THE NORTH AMERICAN COAL CORPORATION
VALUE APPRECIATION PLAN FOR YEARS 2006 TO 2015

The North American Coal Corporation, a Delaware corporation, hereby adopts this Amendment No. 4 to The North American Coal Corporation Value Appreciation Plan for Years 2006 to 2015 (the “Plan” or “VAP”). Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined. Except as otherwise described herein, the provisions of this Amendment shall be effective November 15, 2010 (the “Effective Date”).

Section 1

Effective as of January 1, 2006, Section 3(l) is hereby amended in its entirety to read as follows:

“(l) Separation From Service” means, with respect to any Participant's relationship with the Employers and their affiliates, a separation from service as defined in Code Section 409A (and the regulations and guidance issued thereunder). A Participant's “vacation pay-through” days shall not extend the date of a Participant's Separation From Service under the Plan.”

Section 2

The first paragraph of Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

“6.1    Awards. As to each Award under this Plan, the Committee shall determine and approve (a) the VAP Target Amount that may be awarded for each Salary Grade, (b) the employees to whom VAP Amounts are to be awarded and (c) the VAP Amount to be awarded to each individual employee. Except as otherwise provided on Exhibit C hereto, (i) all Awards under this Plan shall be credited to a Participant's Account as of the January 1 of the year in which the Award is approved by the Committee and (ii) each Award shall vest and the amount represented thereby shall be payable upon the terms and conditions set forth in Section 6.2.”

Section 3

Section 6.2 of the Plan is hereby amended by adding the following new Subsection (f) to the end thereof, to read as follows:

“(f) Each of the foregoing provisions of this Section 6.2 is hereby subject to the provisions of Exhibit C hereto in respect of the Liberty Fuels Kemper County IGCC Project only. In furtherance of, but without limiting, the foregoing, in the event of any inconsistency between the provisions of this Section 6.2 and the provisions of Exhibit C, the provisions of Exhibit C shall control.”

Section 4

Section 6.3 of the Plan is hereby amended in its entirety to read as follows:

“6.3    Forfeiture/Account Adjustments/Recoupment. Notwithstanding anything to the contrary contained in this Plan:

(a) Prior to Payment.

(i)
In the event a Participant shall intentionally commit an act materially adverse to the interests of the Employers or that materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates, and the Board of Directors of the Company or the Committee shall so find, all outstanding Awards (if any) shall be deemed to have terminated at the time of such act and his interest in his VAP Account shall immediately be terminated and forfeited.

(ii)
The Committee shall have the sole and absolute discretion to reduce (or eliminate) all or any portion of a Participant's interest in his VAP Account (whether vested or not vested, including amounts provided on Exhibit C hereto), in the event the Committee makes an adjustment under Section 9(e) hereof.

(b) After Payment. The Employers may recover all or a specified portion of any Award paid after the Effective Date under the Plan (i) in the event of an adjustment under Section 9(e) hereof or (ii) in the event the Participant, either during employment with the Employers or within two years after termination of such employment, commits an act materially adverse to the interests of the Employers or that materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates. The Committee shall make written demand to the Participant requiring such repayment. Any amount to be repaid pursuant to this Section 6.3(b) shall be held by the Participant in constructive trust for the benefit of the Employer and paid by the Participant to the Employer within 90 days of the Participant's receipt of written demand from the Committee. The Employer shall have the right to offset such amount against any amounts otherwise owed to the Participant by the Employer to the extent such amounts do not constitute nonqualified deferred compensation for purposes of Code Section 409A.

(c) Interpretation. Subsequent changes in Participant status, including retirement or termination of employment, shall not affect the Committee's rights to reduce or recover Awards under this Section.”

Section 5

Section 9(d) of the Plan is hereby amended in its entirety to read as follows:

“(d)    Total VAP Amount for Current and New Projects
Except as otherwise provided on Exhibit C hereto, the total VAP Amount to be credited to each Participant's VAP Account shall be determined as of December 31 of each year by adding the VAP Amounts for Current and New Projects (as determined under Section 9(a) and 9(b)) to the VAP Amounts for the Acquisition of New Projects (as determined under Section 9(c)).”

Section 6

Section 9(e) of the Plan is hereby amended in its entirety to read as follows:

“(e) Committee Discretion. Notwithstanding the provisions of this Plan or any Schedule thereto, the Committee, in its sole discretion, may approve an Award where one otherwise would not be made and may make equitable adjustments by increasing or decreasing (i) the VAP Amount to be credited (or that was previously credited) to a Participant's VAP Account and/or (ii) the amount of any Award that was previously granted or paid to a Participant. The Committee will administer this provision and exercise its discretion and business judgment in the application of this provision based on the facts and circumstances as it deems relevant in its sole discretion. More specifically, the Committee shall determine in its discretion any appropriate amounts to reduce or recoup and may base such adjustment on any factor, including, without limitation, finding that the financial information and performance metrics initially used by the Committee to determine the amount of the Award were unreasonable.”

Section 7

With respect to Awards that are issued after the Effective Date, Section 10(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) The Committee or the Board of Directors of the Company, in its sole and absolute discretion, may alter or amend this Plan from time to time.”
Section 8

With respect to Awards that are issued after the Effective Date, the first sentence of Section 10(b) of the Plan is hereby amended in its entirety to read as follows:

“The Committee or the Board of Directors of the Company, in its sole and absolute discretion, may terminate this Plan in its entirety (or a portion thereof) at any time.”
Section 9

The Plan is hereby amended by adding the following new Exhibit C at the end thereof:

“EXHIBIT C
LIBERTY FUELS KEMPER COUNTY IGCC PROJECT

Notwithstanding anything in the Plan to the contrary, Awards attributable to the Liberty Fuels Kemper County IGCC Project in Kemper County, MS arising from the contract with Mississippi Power Company which was effective June 1, 2010 shall be subject to the terms and conditions set forth in this Exhibit C:

1.	As of the Effective Date, no VAP amounts have been earned or credited with respect to the Liberty Fuels Kemper County IGCC Project.

2.
The Committee, in its sole discretion, shall determine the amount and timing of the Value Appreciation and the corresponding VAP Amounts that will be credited to Participants' VAP Accounts with respect to the Liberty Fuels Kemper County IGCC Project (the “Liberty VAP Amount”).

3.
The portion of any (i) VAP Amount for the Acquisition of New Projects; (ii) VAP Amount for annual Value Appreciation of Current and New Projects and/or (iii) VAP Amount for Cumulative Value Appreciation of Current and New Projects that is attributable to the Liberty VAP Amount shall be “contingently” credited to a Participant's VAP Account as of the January 1 of the year in which such amount is approved by the Committee.

4.
No Participant shall be entitled to receive payment of any Liberty VAP Amount for the Acquisition of New Projects unless and until the Compensation Committee, in its sole discretion, determines, based on evidence that the Certificate of Public Convenience and Necessity for the Kemper County IGCC Project issued by the Mississippi Public Service Commission exists (the “Liberty Certificate Date”). Any Liberty VAP Amounts for the Acquisition of New Projects that are “contingently” credited to a Participant's VAP Account shall be officially credited to such Participant's VAP Account on the Liberty Certificate Date, and the Participant shall become entitled to receive payment of the vested portion of the Liberty VAP Amount for the Acquisition of New Projects on the later of (i) the Liberty Certificate Date or (ii) the earliest to occur of the Payment Dates set forth in Section 6.2(b).

5.
No Participant shall be entitled to receive payment of any Liberty VAP Amount for the (i) Annual Value Appreciation of Current and New Projects and/or (ii) Cumulative Value Appreciation of Current and New Projects, unless and until the Compensation Committee, in its sole discretion, determines, based on evidence that the financial information, and performance metrics initially used by the Committee to determine the Liberty VAP Amount were reasonable (the “Ongoing Liberty Completion Dates”). The amounts that are “contingently” credited to a Participant's VAP Account under this Item 5 shall be officially credited to such Participant's VAP Account on each Ongoing Liberty Completion Date and the Participant shall become entitled to receive payment of the vested portion of such amount on the later of (i) the applicable Ongoing Liberty Completion Date or (ii) the earliest to occur of the Payment Dates set forth in Section 6.2(b).

6.
In furtherance of, but without limiting the provisions of Section 9(e) of the Plan, the Committee, in its sole discretion, may increase or decrease (or eliminate) any Liberty VAP Amount that was contingently credited to a Participant's VAP Account at any time.”

EXECUTED this 11th day of November, 2010.

THE NORTH AMERICAN COAL CORPORATION

By:	/s/ Charles A. Bittenbender
Name:	Charles A. Bittenbender
Title:	Assistant Secretary